Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [x ]
Filed by a Party other than the Registrant  [   ]

Check the Appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[x ]     Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           NaPro BioTherapeutics, Inc.
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):
[x ]    No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)       Title of each class of securities to which transaction applies:
        2)       Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)       Proposed maximum aggregate value of transaction:
        5)       Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
        1) Amount Previously Paid:
        2)  Form Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:

                           NAPRO BIOTHERAPEUTICS, INC.
                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301
                       -----------------------------------
                    Notice of Annual Meeting of Stockholders
                           to be held on June 21, 2001
                       -----------------------------------

To the stockholders of NaPro BioTherapeutics, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of NaPro BioTherapeutics, Inc. ("NaPro" or the "Company"), a Delaware corporation, will be held on June 21, 2001, at 9:00 A.M. at the Raintree Plaza Conference Center at the Raintree Plaza Hotel, 1850 Industrial Circle, Longmont, Colorado for the following purposes:

         1. To elect three Class II directors to serve until the 2004 Annual Meeting of Stockholders;

         2. To approve amendments to NaPro's 1994 Long-Term Performance Incentive Plan increasing the number of shares of common stock issuable thereunder and providing for the automatic grant of non-qualified stock options to the members of the Research and Development Committee of the Board of Directors; and increasing the maximum number of shares subject to one or more Awards that can be granted to any participant in one taxable year of the Company.

         3. To ratify the selection by the Board of Directors of Ernst & Young LLP as NaPro's independent auditors for the year ending December 31, 2001; and

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on April 25, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE ENCOURAGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A postage prepaid envelope is enclosed for that purpose. Any stockholder attending the meeting may vote in person even if that stockholder has returned a proxy.

                                      By Order of the Board of Directors

                                      /s/ Patricia A. Pilia, Ph.D.

                                      Patricia A. Pilia, Ph.D.
                                      Secretary


Boulder, Colorado
May 28, 2001

                           NAPRO BIOTHERAPEUTICS, INC.
                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301

                                 Proxy Statement

General

The enclosed proxy is solicited by the Board of Directors of NaPro BioTherapeutics, Inc. (the "Company" or "NaPro") for use at the Annual Meeting of Stockholders to be held on June 21, 2001, at 9:00 A.M. at the Raintree Plaza Conference Center at the Raintree Plaza Hotel, 1850 Industrial Circle, Longmont, Colorado, and at any adjournment or postponement of that meeting, for the purposes set forth in the foregoing Notice of Annual Meeting. This Proxy Statement is being furnished to holders of NaPro's voting common stock, $0.0075 par value per share, as of April 25, 2001, the Record Date.

NaPro will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials sent to stockholders. NaPro may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. NaPro has retained the services of MacKenzie Partners to aid in the solicitation of proxies, deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners of stock and to solicit proxies therefrom. MacKenzie Partners will receive a fee of approximately $5,000 and reimbursement of all reasonable out-of-pocket expenses. Proxies may also be solicited by certain of NaPro's directors, officers and regular employees, without additional compensation, personally by telephone.

This Proxy Statement and accompanying proxy will be mailed on or about May 28, 2001 to all stockholders entitled to vote at the meeting. Unless the context otherwise requires, the terms "Company" and "NaPro" include NaPro and each of its subsidiaries.

Annual Report

The Annual Report to Stockholders for the year ended December 31, 2000 including audited financial statements is enclosed. This Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

Stockholder Proposals

NaPro intends to hold its 2002 Annual Meeting of Stockholders in June. Proposals by stockholders that are intended to be presented at that meeting must be received by NaPro's Secretary not later than January 31, 2002, in order to be included in the proxy statement and proxy relating to the 2002 Annual Meeting.

Voting Securities, Revocability of Proxy

Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting. As of the Record Date, there were 27,403,805 shares of common stock outstanding. Each such share is entitled to one vote, and there are no other classes of voting securities outstanding. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Proposal 2 to amend NaPro's 1994 Long-Term Performance Incentive Plan (the "1994 Plan"), and Proposal 3 to ratify the selection of Ernst & Young LLP as NaPro's independent auditors require the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as votes against in determining whether Proposals 2 and 3 have been approved. Broker non-votes will not be counted in determining whether Proposals 2 or 3 have been approved to the extent that brokers are not entitled to vote on the matter without instructions from beneficial holders.

Any stockholder giving a proxy has the power to revoke it any time before it is exercised. Proxies may be revoked by filing with NaPro's Secretary at NaPro's principal executive office, 6304 Spine Road, Unit A, Boulder, Colorado, 80301, a written notice of revocation, or a duly executed proxy bearing a later date. Proxies may also be revoked by attendance at the Annual Meeting and an election to vote in person.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 5, 2001 regarding ownership of NaPro common stock by (1) persons believed by NaPro to be the beneficial owners of more than five percent of its outstanding common stock; (2) by each director and nominee for director and by the executive officers of NaPro named in the Summary Compensation Table; and (3) by all current executive officers and directors of NaPro as a group. Except where otherwise indicated, all addresses are care of: NaPro BioTherapeutics, Inc., 6304 Spine Road, Unit A, Boulder, CO 80301. In accordance with the Securities and Exchange Commission (the "SEC") regulation 10b5-1(c), certain NaPro executive officers have filed plans which fix the parameters for future stock sales by such executive officers. Stock will be sold pursuant to such plans when the appropriate parameters for such sale are met.

                                                 Number of
Name of Director, Officer or                     Shares of         Percent of
Beneficial Owner(1)                             Common Stock          Class

Leonard Shaykin                               1,104,400(2)            4.11%
Sterling K. Ainsworth                         1,419,180(3)            5.29%
Patricia A. Pilia                               523,688(4)            1.96%
Gordon H. Link, Jr.                             182,942(5)              *
David L. Denny                                  139,587(6)              *
Arthur H. Hayes, Jr.                             60,000(7)              *
Edward Erickson                                  10,000(8)              *
Marc J. Ostro                                    20,000(9)              *
Richard Perle                                   30,000(10)              *
Robert Pollack                                  10,000(11)              *

All Directors and Executive                  3,755,146(12)           14.16%
Officers as a Group (10 persons)

State of Wisconsin Investment Board          3,772,000(13)           14.23%
P.O. Box 7842
Madison, Wisconsin 53707

Janus Capital Corporation                    1,998,155(14)            7.54%
100 Fillmore Street
Denver, CO 80205-4923

* Less than 1%

(1) Unless otherwise noted, NaPro believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of beneficial ownership is based on 26,515,362 shares of common stock outstanding as of April 5, 2001, as adjusted as required by the rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the
      SEC and  generally   include  voting  or  investment   power  with
      respect to securities. Shares of common stock subject to options or warrants currently exerciseable or exerciseable within 60 days of April 5, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities, but not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as common stock beneficially owned by them.

(2) Includes 340,000 shares of common stock issuable upon exercise of options granted to Mr. Shaykin under the 1994 Plan and 30,083 shares of common stock beneficially owned through NaPro's 401(k) and ESOP plans as of 12/31/00.

(3) Includes 304,000 shares of common stock issuable upon exercise of 1994 Plan options; 28,165 shares of common stock beneficially owned through NaPro's 401(k) and ESOP plans as of 12/31/00; and 42,550 shares of common stock gifted by Dr. Ainsworth to relatives and certain other persons, which Dr. Ainsworth may be deemed to beneficially own by virtue of holding powers of attorney to vote and take certain other actions with respect to such shares. Does not include shares held by Dr. Pilia, who is engaged to be married to Dr. Ainsworth. Dr. Ainsworth disclaims beneficial ownership of the shares of common stock beneficially owned by Dr. Pilia as well as of the gifted shares over which Dr. Ainsworth holds powers of attorney.
(4) Includes 180,750 shares of common stock issuable upon exercise of 1994 Plan options; 29,932 shares of common stock beneficially owned through NaPro's 401(k) and ESOP plans as of 12/31/00; and 10,800 shares of common stock gifted by Dr. Pilia to relatives and certain other persons which Dr. Pilia may be deemed to beneficially own by virtue of holding powers of attorney to vote and take certain other actions with respect to such shares. Does not include shares held by Dr. Ainsworth, who is engaged to be married to Dr. Pilia. Dr. Pilia disclaims beneficial ownership of shares of common stock beneficially owned by Dr. Ainsworth as well as the gifted shares over which Dr. Pilia holds powers of attorney.
(5) Includes 13,334 shares of common stock issuable upon the exercise of options granted to Mr. Link under NaPro's 1993 Stock Option Plan; 95,000 shares of common stock issuable upon the exercise of options granted to Mr. Link under the 1994 Plan; and 30,181 shares of common stock beneficially owned through NaPro's 401(k) and ESOP plans as of 12/31/00.
(6) Includes 90,865 shares of common stock issuable upon exercise of options granted to Mr. Denny under the 1994 Plan; and 27,771 shares of common stock beneficially owned through NaPro's 401(k) and ESOP plans as of 12/31/00.
(7) Includes 60,000 shares of common stock issuable upon exercise of options granted to Dr. Hayes under the 1994 Plan.
(8) Includes 10,000 shares of common stock issuable upon exercise of options granted to Mr. Erickson under the 1994 Plan.
(9) Includes 20,000 shares of common stock issuable upon exercise of options granted to Dr. Ostro under the 1994 Plan.
(10) Includes 20,000 shares of common stock issuable upon exercise of options granted to Mr. Perle under the 1994 Plan.
(11) Includes 10,000 shares of common stock issuable upon exercise of options granted to Dr. Pollack under the 1994 Plan.
(12) Includes an aggregate of 1,306,808 shares of common stock issuable upon exercise of outstanding stock options held by such persons.
(13) Information in the table as to beneficial ownership of common stock by the State of Wisconsin Investment Board is based on filings on Schedule 13G made by the State of Wisconsin Investment Board.
(14) Information in the table as to beneficial ownership of common stock by Janus Capital Corporation is based on filings on Schedule 13G made by Janus Capital Corporation.

                        Proposal 1: Election of Directors

NaPro's Board of Directors currently consists of 8 members: Sterling Ainsworth, Ph.D. (Vice Chairman); Edward Erickson; Arthur Hayes, Jr., M.D.; Marc Ostro, Ph.D.; The Hon. Richard Perle; Patricia Pilia, Ph.D.; Robert Pollack, Ph.D.; and Leonard Shaykin (Chairman). These directors are divided into three classes. Dr. Pilia and Messrs. Erickson and Perle are Class II directors, with terms of office expiring at the 2001 Annual Meeting. Drs. Ainsworth and Ostro are Class III directors, with terms of office expiring at the 2002 Annual Meeting. Mr. Shaykin and Drs. Hayes and Pollack are Class I directors, with terms of office expiring at the 2003 Annual Meeting.

Three Class II directors will be elected at the 2001 Annual Meeting for a term expiring at the 2004 Annual Meeting. Dr. Patricia Pilia and Messrs. Edward Erickson and Richard Perle have been nominated for these board seats. All nominees have agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable for service. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees. If a nominee should become unavailable for election due to an unexpected occurrence, such shares will be voted for the election of a substitute nominee as the current Board of Directors may propose.

Nominees For Election For a Three Year Term Expiring At The 2004 Annual Meeting

Patricia A. Pilia, Ph.D., 51, a co-founder of NaPro, has served as a director of NaPro since its inception. She has served as Secretary of NaPro from November 1991 to the present, Treasurer of NaPro from October 1992 to the present, Vice President of BioResearch and Toxicology from March 1993 to the present, and Executive Vice President from October 1998 to the present. In 1990, she co-founded, with Dr. Ainsworth, Pacific Biotechnology, Inc. (a predecessor of NaPro) and served as its Vice President and Director of Biotechnology. From 1983 to 1991, Dr. Pilia was an Assistant Professor of Pathology in the College of Medicine and Dental Medicine and the College of Graduate Studies at the Medical University of South Carolina ("MUSC"). Dr. Pilia served as the Assistant Director of the MUSC Immunopathology Diagnostic and Research Laboratories from 1985 to 1991. Since 1984 she has been a consultant to industry on the design and development of biomedical devices and treatment modalities and the design and performance of clinical trials. Dr. Pilia received a B.S. from Boston University, and a M.S. in Immunology/Microbiology and a Ph.D. in Pathology from MUSC. Dr. Pilia is engaged to marry Dr. Ainsworth, a director and President of NaPro.

Edward L. Erickson, 54, has served as a director of NaPro since 2000. He is currently Chairman of the Board, President and Chief Executive Officer of Immunicon Corporation, a venture-capital backed medical products company with technology for use in diagnostics, life science research, and cell therapy applications. He was appointed Chairman in April 1998 and Chief Executive Officer in September 1998. From 1993 to 1998, Mr. Erickson was President, Chief Executive Officer and a director of DepoTech Corporation, a biopharmaceutical company in the drug delivery field. Additionally, from 1995 to 1998 he served as a director of MegaBios Corporation, a gene therapy company. From 1991 to 1993 he was President, Chief Executive Officer and a director of Cholestech Corporation, a diagnostic products company in point-of-care cholesterol testing and screening. Mr. Erickson holds B.S. and M.S. degrees in Mathematics from the Illinois Institute of Technology and an M.B.A. with high distinction from Harvard University.

Richard N. Perle, 58, has served as a director of NaPro since 2000. He is a fellow at the American Enterprise Institute's Commission on Future Defenses. Additionally, Mr. Perle is a director of Hollinger International, Inc., a company that publishes English language newspapers in the United States, the United Kingdom, Canada, and Israel; and a director of AppNet, Inc., a company that provides consulting services and business solutions to e-commerce companies. Mr. Perle is also a director of Autonomy, PLC, a company engaged in the development of various software applications, as well as a director of Morgan Crucible, PLC, a company specializing in the design, development, manufacture and marketing of engineered products for use in various industries. Mr. Perle is also a member of the United States Defense Policy Board. From 1981 to 1987, Mr. Perle was the United States Assistant Secretary of Defense for International Security Policy at the United States Department of Defense. Mr. Perle attended the London School of Economics with Honors Examinations, received a B.A. in International Relations from the University of Southern California, an M.A. in Politics from Princeton University, and completed various fellowships at Princeton University, the Ford Foundation, and the American Council of Learned Societies.

Directors Whose Terms will Expire in 2002

Sterling K. Ainsworth, Ph.D., 61, a co-founder of NaPro, has served as an executive officer and director of NaPro since its inception; as Chief Executive Officer from November 1991 to August 1999; as President since October 1992; and as Vice Chairman of the Board and Chief Scientific Officer since August 1999. In 1990, he co-founded, with Dr. Pilia, Pacific Biotechnology, Inc. (a predecessor of NaPro) and served as Chairman and President of Pacific Biotechnology until NaPro's inception. From 1972 until 1990, Dr. Ainsworth held various levels of professorships of Pathology with tenure in the College of Medicine and Dental Medicine and Graduate Studies at MUSC where he established, developed and directed MUSC's Immunopathology Diagnostic Laboratory. Dr. Ainsworth received a Bachelor's degree from the University of Mississippi. He received a M.S. degree in Medical Microbiology and a Doctoral degree in Medical Science from the University of Mississippi Medical School. He completed his post-doctoral fellowship in the Department of Pathology at Harvard Medical School. Dr. Ainsworth is engaged to marry Dr. Pilia, a director and officer of NaPro.

Marc J. Ostro, Ph.D., 51, has served as a director of NaPro since 2000. He has been a private consultant to the biotechnology industry since May 2000. From November 1997 to May 2000 he was Senior Managing Director and GroupLeader for KPMG Life Science Corporate Finance (Mergers and Acquisitions). From June 1997 to November 1997, Dr. Ostro was a Senior Vice President at Ross Financial Group engaged in portfolio management. From May 1994 to June 1997, he was Managing Director and Senior Biotechnology Analyst at UBS Securities. Prior thereto, he was a Senior Vice President and Senior Biotechnology Analyst at Mabon Securities. In July 1981, he co-founded the Liposome Company (Princeton) and held various positions in that company including President, Vice Chairman, and Chief Scientific Officer until May 1993. Dr. Ostro received a B.A. in Biology from Lehigh University, a Ph.D. in Biochemistry from Syracuse University, and was a postdoctoral fellow and assistant professor at the University of Illinois Medical School.

Directors Whose Terms will Expire in 2003

Leonard P. Shaykin, 57, has served as Chairman of the Board since June 1993, and Chairman and Chief Executive Officer since August 1999. In 1995, Mr. Shaykin founded Shaykin & Co., LLC, a private investment and management company. Prior to founding Shaykin & Co., Mr. Shaykin was a managing partner of Adler & Shaykin (1983-1994), an investment partnership organized to sponsor management leveraged buyouts. Prior thereto, Mr. Shaykin was Vice President, Director and a member of the Investment Committee of Citicorp Venture Capital, Ltd. and Citicorp Capital Investors, Inc., the venture capital and equity investment subsidiaries of Citicorp and Citibank. Mr. Shaykin is Chairman of the Board of iPrivacy LLC, a private, early stage Internet company located in New York City. He is also a Director of The Jerusalem Post, a subsidiary of Hollinger International; a Board Member of the Friends of Sheba Medical Center-Tel Hashomer, Israel; and a Trustee of the Jackson Laboratories, a not-for-profit genetic research institute. Mr. Shaykin received a B.A. and an M.A. from the University of Chicago, and an M.B.A. from the University of Chicago Graduate School of Business.

Arthur H. Hayes, Jr., M.D., 67, has served as a director of NaPro since 1996.
He is currently President and Chief Operating Officer of MediScience Associates, Inc., a pharmaceutical consulting company, and is a Professor of Medicine at New York Medical College and Pennsylvania State University College of Medicine. From 1981 to 1983, Dr. Hayes served as the Commissioner of the FDA. From 1986 to 1991, he was President and Chief Executive Officer of EM Pharmaceuticals, as well as a member of the board of directors. Dr. Hayes served as Provost & Dean at New York Medical College from 1983 to 1986, and served as the Director of the Institute of Human Values in Medical Ethics, International Health and Biomedical Sciences, the latter of which he also served as Chairman. Dr. Hayes has held several posts with Pennsylvania State University which included Professor of Medicine and Pharmacology from 1977 to 1981, Dean of Admissions from 1976 to 1979 and Associate Professor of Medicine and Pharmacology and Director of the Division of Clinical Pharmacology from 1972 to 1977. Dr. Hayes currently serves on the board of directors of Myriad Genetics, Inc. (a genomic research and pharmaceutical company), Celgene Corporation (a pharmaceutical company), and Premier Research Worldwide. Dr. Hayes' received his M.D. from Cornell University Medical College, and also attended Cornell's Graduate School of Medical Sciences, Department of Pharmacology. He undertook premedical studies, and attended medical school at Georgetown University. Dr. Hayes received an M.S. in Philosophy, Politics and Economics from Oxford University, where he was a Rhodes Scholar, and an B.A. in Philosophy from Santa Clara University.

Robert E. Pollack, Ph.D., 60, has served as a director of NaPro since 2000. He is currently Professor of Biological Sciences, Lecturer in Psychiatry at the Center for Psychoanalytic Training and Research, and Director of the Center for the Study of Science and Religion, at Columbia University. He has been a Professor of Biological Sciences at Columbia since 1978, and was Dean of Columbia College from 1982- 1989. He received the Alexander Hamilton Medal from Columbia University, and has held a Guggenheim Fellowship. He currently serves on Advisory Boards of the John Templeton Foundation, California Newsreels, The Fred Friendly Seminars, the Program in Religion and Ecology of the Center for the Study of World Religions at Harvard University, and as a Senior Consultant for the Director, Program of Dialogue on Science, Ethics, and Religion, American Association for the Advancement of Science. He is also currently a director and Chair of the Scientific Advisory Board of Nutrition 21, Inc., a company focusing on the development and marketing of proprietary nutritional products. Dr. Pollack graduated from Columbia University with a B.A. in physics, and received a Ph.D. in biology from Brandeis University.

Management and the Board of Directors recommend a Vote FOR each nominee.

Other Executive Officers

NaPro has the following executive officers in addition to those who serve as directors:

Gordon H. Link, Jr., 47, a certified public accountant and a certified management accountant, joined NaPro as Vice President, Finance and Chief Financial Officer in September 1993. In April 2001, he was given the additional title of President, NaPro Genomics. Prior thereto, Mr. Link served concurrently as Corporate Controller of Synergen, Inc. and Treasurer of the Syntex-Synergen Neuroscience Joint Venture. From February 1991 until April 1993, Mr. Link was Treasurer of Synergen Development Corporation. From October 1983 through May 1990, Mr. Link practiced as a certified public accountant, most recently in the position of Audit Manager with Deloitte & Touche. He received undergraduate degrees in chemistry from Rensselaer Polytechnic Institute and in accounting from Metropolitan State College.

David L. Denny, 48, has served as Vice President, Operations of NaPro since September 1995, except for a nine month period during 1997 when he served as Vice President, Quality Assurance. From 1991 to 1993, Mr. Denny served as Vice-President of Operations for Somatogen, Inc. Prior thereto, Mr. Denny served in manufacturing and quality assurance capacities with Miles Pharmaceutical, Abbott Laboratories and Kabi-Pharmacia. He received a B.S. and M.S. in Biological Sciences from Tennessee Technological University.

James D. McChesney, Ph.D., 61, joined NaPro as Vice-President of Natural Products Chemistry in January 1996. From 1987 until June 1995, he served as Director of the Research Institute of Pharmaceutical Sciences at the University of Mississippi, specializing in natural product pharmaceutical research and development. In July 1993, Dr. McChesney was named Frederick A.P. Barnard Distinguished Professor of Pharmacognosy at the University of Mississippi. Dr. McChesney joined the School of Pharmacy at the University of Mississippi in 1978 as Professor and Chair of the Department of Pharmacognosy. After graduating with honors from Iowa State University with a B.S. in Chemical Technology, he earned an M.A. in Botany and a Ph.D. in Natural Products Chemistry at Indiana University. He has been a Fulbright Lecturer in Brazil and a Visiting Professor at several South American universities.

Kai P. Larson, Esq., 37, has served as Vice President and General Counsel since December 1999 and Director of Legal Affairs for NaPro BioTherapeutics, Inc. from 1994 through 1999. Prior to his employment at NaPro, he worked as an attorney in the New York office of Kirkland & Ellis, a law firm. Mr. Larson received a B.A. from Brigham Young University, and a J.D. from Columbia University School of Law.

Steve J. Bannister, Ph.D., 49, has served as Vice President of Drug Development since September 2000 and Senior Director of Product and Analytical Development for NaPro BioTherapeutics, Inc. from September 1998 until September 2000. Prior to his employment at NaPro, he served as Director of Preformulation Development at Baker Norton Pharmaceuticals, IVAX Corporation from 1995 to September 1998. Dr. Bannister received a B.S. in Pharmacy from the University of Georgia and a Ph.D. in Pharmaceutical Chemistry from the University of Kansas.

Board Meetings and Committees

The Board of Directors held 12 meetings during 2000, including both regularly scheduled and special meetings. The Board of Directors has established an Audit Committee, a Compensation Committee, and a Strategic Planning Committee.

The Audit Committee, which currently consists of Dr. Marc Ostro (Chairman), Mr. Edward Erickson, Mr. Richard Perle, and Dr. Robert Pollack meets periodically with representatives of NaPro's independent auditors and NaPro's management to obtain an assessment of NaPro's financial condition and results of operations, the results and scope of the annual audit and other services provided by NaPro's independent auditors, and reports to the full Board of Directors with respect thereto. The Audit Committee met one time during 2000 and reviewed the Forms 10-K and 10-Q's prior to filing.

The Compensation Committee, which currently consists of Mr. Perle (Chairman), Mr. Erickson, and Dr. Pollack meets periodically to review and to recommend to the full Board of Directors compensation arrangements for senior management and directors. In addition, the Compensation Committee is responsible for administering NaPro's stock option plans. The Compensation Committee met four times during 2000.

The Strategic Planning Committee is charged with reviewing NaPro's strategic plans in connection with potential licensing partners, product development and marketing, regulatory approvals, and other matters. The Strategic Planning Committee did not meet in 2000. The Strategic Planning Committee currently consists of Mr. Shaykin, Dr. Ainsworth, Mr. Erickson, and Dr. Ostro as members.

In April 2001, the Board of Directors created a Research and Development Committee which is charged with reviewing NaPro's research and development activities and making recommendations to the full Board of Directors on such matters. The Research and Development Committee currently consists of Dr. Robert Pollack (Chairman) and Dr. Marc Ostro.

Each director attended more than 75% of the aggregate number of Board and/or applicable Committee meetings in 2000.

                             Executive Compensation

The following table sets forth compensation paid to Sterling Ainsworth, Leonard Shaykin, Patricia Pilia, Gordon Link, Jr. and David Denny (the "Named Executive Officers") for the years indicated.

                                             Summary Compensation Table

                                Annual Compensation             Long Term Compensation
                              -----------------------      --------------------------------

                                                                        Awards
                                                           --------------------------------


                                                           Restricted    Securities
Name and Principal                                            Stock      Underlying           All Other
Position               Year     Salary      Bonus($)        Awards($)    Options (#)          Compensation
                                ($)                            (6)       (7)                  ($) (8)
---------------------  -------  ----------- ------------  -------------  -------------------  ----------------
Leonard Shaykin        2000       221,397     214,977           0            120,000               28,349
Chairman of the        1999       189,699      81,977        74,592          200,000               28,534
Board, Chief           1998       159,611        0              0            280,000(1)            20,000
Executive Officer

Sterling Ainsworth     2000       243,654     203,453           0            100,000               28,349
Vice Chairman of       1999       208,788     103,453         74,592         200,000               28,534
the Board,             1998       175,673        0              0            232,000(2)            16,000
President, Chief
Scientific Officer

Patricia Pilia         2000       187,962     156,114           0            100,000               26,641
Executive Vice         1999       161,065      56,114        55,945          125,000               28,534
President,             1998       135,519        0              0            136,000(3)            20,000
Secretary and
Treasurer

Gordon Link, Jr.       2000       169,231     105,934           0              80,000              28,349
Chief Financial        1999       149,135      38,934        55,945          100,000               28,534
Officer                1998       121,733      25,433           0            110,000(4)            19,460

David Denny            2000       155,585      95,104           0              60,000              28,349
Vice President         1999       134,189      28,104        37,296            62,500              28,534
Operations             1998       110,892        0              0            109,200(5)            15,089


(1) Options to purchase an aggregate of 200,000 shares of common stock were awarded in exchange for the cancellation of options to purchase 250,000 shares of common stock pursuant to the Option Restructuring Plan (see note
      7).
(2) Options to purchase an aggregate of 152,000 shares of common stock were awarded in exchange for the cancellation of options to purchase 190,000 shares of common stock pursuant to the Option Restructuring Plan (see note
      7).
(3) Options to purchase an aggregate of 76,000 shares of common stock were awarded in exchange for the cancellation of options to purchase 95,000 shares of common stock pursuant to the Option Restructuring Plan (see note
      7).
(4) Options to purchase an aggregate of 60,000 shares of common stock were awarded in exchange for the cancellation of options to purchase 75,000 shares of common stock pursuant to the Option Restructuring Plan (see note
      7).
(5) Options to purchase an aggregate of 59,200 shares of common stock were awarded in exchange for the cancellation of options to purchase 74,000 shares of common stock pursuant to the Option Restructuring Plan (see note
      7).
(6) The total number of shares of restricted stock awarded was 172,001. These shares vested at a rate of half on the grant date of 7/23/99 and the remaining half vested daily until all were fully vested on 7/23/00.
(7) The Option Restructuring Plan gave holders of NaPro's options the opportunity to have their existing options with exercise prices over $3.00 (the "Covered Options") amended such that the number of shares of common stock underlying such options was reduced by 20% or 50%, depending upon whether the option holder was a NaPro employee or an outsider. If the option holder was an employee he or she was granted 80% of their outstanding original options, and if the option holder was an outsider he or she was granted 50% of their original options. Furthermore, the vesting period and expiration date were reset with the result that vested Covered Options became unvested and the time necessary for vesting reset as of that date. Finally, the period during which the options could be exercised was shortened for former directors and former consultants. The restructured option exercise price was determined by the closing price of the common stock on the national market on March 27, 1998, the day the Option Restructuring Plan was approved by the Board of Directors.
(8) Represents NaPro's 401(k) plan and Employee Stock Ownership Plan (ESOP) contributions of common stock (valued at fair market value as of the date of contribution) for each of the Named Executive Officers.

The following table sets forth each grant of options to purchase NaPro common stock made during the year ended December 31, 2000 to the Named Executive
Officers:


                                         Option Grants in Last Fiscal Year


                                                                                             Potential Realizable
                           Number of      % of Total                                    Value at Assumed Annual Rates of
                           Securities      Options                                        Stock Price Appreciation for
                           underlying     Granted to   Exercise or Base                       Option Terms ($)(4)
                            Options      Employees in  Price Per Share   Expiration     --------------------------------
          Name              Granted        Year(2)         ($/sh)          Date(3)            5%              10%
                             (#)(1)
------------------------- ------------  -------------- ---------------  --------------  -------------       ------------
Leonard P. Shaykin           48,060         6.66%          6.5000          6/27/10         $196,460         $497,869
                             71,940         9.97%          7.8750          9/13/10         $356,286         $902,899
Sterling K. Ainsworth        40,058         5.55%          6.5000          6/27/10         $163,750         $414,974
                             59,942         8.31%          7.8750          9/13/10         $296,865         $752,315
Patricia A. Pilia            40,058         5.55%          6.5000          6/27/10         $163,750         $414,974
                             59,942         8.31%          7.8750          9/13/10         $296,865         $752,315
Gordon H. Link, Jr.          32,033         4.44%          6.5000          6/27/10         $130,945         $331,840
                             47,967         6.65%          7.8750          9/13/10         $237,559         $602,020
David L. Denny               24,030         3.33%          6.5000          6/27/10          $98,230         $248,935
                             35,970         4.99%          7.8750          9/13/10         $178,143         $451,449

(1) Each of the options listed on this table was granted under the 1994 Plan. The options granted become exercisable at the rate of 25% of the shares subject to the option one year after the date of grant and 25% of the shares subject to the option each year thereafter.
(2) Based on the aggregate of 721,480 options granted to employees of NaPro, including the Named Executive Officers, in 2000, and consisting of options granted under the 1994 Plan and options granted under the 1998 Stock Incentive Plan.
(3) Options granted under the 1994 Plan have a 10-year term and are subject to earlier termination upon death, disability or termination of employment.
(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.



The following table sets forth information concerning outstanding NaPro stock options held by the Named Executive Officers as of the year ended December 31, 2000.


                 Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                               Number of Securities            Value of Unexercised
                               Shares                         Underlying Unexercised       in-the-Money Options at Year
                            Acquired on        Value                Options at                      End($)(1)
           Name             Exercise (#)    Realized ($)            Year End(#)             Exercisable/Unexercisable
                                                             Exercisable/Unexercisable
-------------------------- --------------  --------------  -----------------------------  ------------------------------
Leonard P. Shaykin               0               0               290,000 /310,000             $1,864,226 / $1,404,997

Sterling K. Ainsworth            0               0               266,000 / 266,000            $1,704,100 / $1,221,680

Patricia A. Pilia                0               0               161,750 / 199,250            $1,039,102 / $781,096

Gordon H. Link, Jr.              0               0                93,334 / 210,000            $  638,257 / $956,644

David L. Denny                   0               0                70,225 / 161,475            $  483,886 / $752,066

(1) Represents the difference between the option exercise price and the closing price of the common stock as reported by the National Market on December 29, 2000 ($8.4844), multiplied by the corresponding number of underlying shares.

Compensation of Directors

Pursuant to the 1994 Plan, each year non-employee directors are automatically granted, on the date of NaPro's annual meeting of stockholders, non-qualified options to purchase 10,000 shares of common stock. In addition, any non-employee director who is first appointed or elected other than at an annual meeting of stockholders automatically receives non-qualified options to purchase 10,000 shares of common stock upon such appointment or election. The 1994 Plan provides for automatic annual grants of non-qualified stock options to purchase 10,000 shares of common stock to directors who serve as chair of the Audit, Compensation and Strategic Planning Committees of the Board of Directors. Contingent upon approval of Proposal 2 herein, the 1994 Plan will provide for an automatic grant of non-qualified stock options to purchase 7,500 shares of NaPro common stock to members of the Research and Development Committee (the "RDC") upon their initial appointment to the committee, and an automatic grant of non-qualified stock options to purchase 3,000 shares of NaPro common stock to a RDC member who continues service on the RDC after an annual meeting of NaPro's stockholders. In addition, the 1994 Plan permits the discretionary grant by the Board of Directors of non-qualified options to non-employee directors under certain circumstances. All such options are exercisable at an exercise price equal to the fair market value of the common stock on the date of grant and are subject to certain vesting schedules.

Directors are paid $3,000 for each meeting attended in person and $500 for each meeting attended by telephone. In addition, directors serving on committees of the Board of Directors are paid for attendance at each committee meeting as follows: $1,000 for the committee chairperson attending in person and $500 for non-chair committee members attendance in person or any committee members' attendance by telephone. The Research and Development Committee chairman receives $16,000 per year for service as chairman of the Research and Development Committee. Research and Development Committee members receive $2,500 for attendance at Research and Development Committee meetings which are not held concurrently with regularly scheduled Board of Directors meetings. Directors are reimbursed for their costs incurred in attending Board of Directors meetings.

Dr. Hayes provides certain consulting services to NaPro. See "Certain Relationships and Related Transactions".

Employment Agreements and Termination of Employment Agreements

NaPro entered into amended employment agreements with Mr. Shaykin and Drs. Ainsworth and Pilia (collectively, the "Senior Executives") on October 5, 1998 (collectively, the "Amended Employment Agreements"). In addition, on October 5, 1998, NaPro entered into employment agreements (the "Employment Agreements") with Gordon Link and David Denny (collectively, the "Executive Officers"). The Amended Employment Agreements and the Employment Agreements are referred to collectively as the "Executive Agreements," and the Senior Executives and the Executive Officers are referred to collectively as the "Executives."

Each Amended Employment Agreement provides for an initial three-year employment term that expires October 5, 2001 (the "Initial Term"), and is automatically renewed on each anniversary of the date of the agreement for a new three-year term (each, a "Renewal Term") unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any Renewal Term. No such notice of termination has been given by any of the Senior Executives. Each Employment Agreement provides for an initial three-year employment term that expires on October 5, 2001 (the "Initial Term") and is automatically renewed at the end of the Initial Term and on October 5th of each year thereafter for an additional one-year term (each a "Renewal Term") unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any Renewal Term. No such notice of termination has been given by any of the Executive Officers.

The Amended Employment Agreements provide for initial annual base salaries for Mr. Shaykin and Drs. Ainsworth, and Pilia of $159,000, $175,000, and $135,000 respectively. Under the Amended Employment Agreements, in the event of a change of control of NaPro, the Senior Executives are to be granted annual bonuses in amounts determined by the Board's Compensation Committee, but not less than the greater of $20,000 or the amount of the highest annual bonus paid to the Senior Executive for the three prior years. Mr. Shaykin is a part-time employee of NaPro, and is not required under his Amended Employment Agreement to spend more than 20 hours in any week or 80 hours per month on NaPro's affairs. However, since 1999, when Mr. Shaykin became Chief Executive Officer of NaPro, he has spent a majority of his business time on the affairs of NaPro.

The Employment Agreements provide for initial annual base salaries for Mr. Link and Mr. Denny of $125,000 and $106,000. Under the Amended Employment Agreements, the Senior Executives are to be granted annual bonuses in amounts determined by the Board's Compensation Committee, but not less than the greater of $15,000 or the amount of the highest annual bonus paid to the Senior Executive for the three prior years.

Each Executive Agreement provides for certain benefits if, prior to the end of the Initial Term or any Renewal Term, an Executive's employment is terminated either by NaPro other than for Cause (as defined in the Executive Agreements) or by the Senior Executive for Good Reason (as defined in the Executive Agreements). In general, each Executive would be entitled to receive, subject to certain limitations, (i) a continuance of their respective salary and bonus, if any, through the end of the Initial Term or the then current Renewal Term, if applicable (but in no event for longer than three years or less than two years, or less than one year in the case of Mr. Denny), and (ii) health and welfare benefits as in effect immediately prior to termination for a maximum of 18 months following termination. The foregoing benefits would be limited by the amount deductible for income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

In addition, each Executive Agreement provides for payment of a "stay bonus" equal to one year's then current base salary in the event that a Change in Control (as defined in the Executive Agreements) occurs and the Executive remains employed by NaPro (or its successor) and either remains so employed on the first anniversary of the Change in Control or is terminated by NaPro without Cause or by the Executive for Good Reason during the first year following the Change in Control.

The Executive Agreements also contain provisions (i) prohibiting disclosure of confidential information, (ii) granting to NaPro rights to intellectual property developed by the Executives that relate to NaPro's business or developed in the course of employment with NaPro and (iii) prohibiting competition with NaPro under certain circumstances during and for five years after the Executive's employment.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, NaPro's directors and certain of its officers, and persons holding more than ten percent of NaPro's common stock are required to file forms reporting their beneficial ownership of NaPro's common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish NaPro copies of forms so filed. Based solely upon a review of copies of such forms filed with NaPro, no directors or officers were late in filing any reports on Forms 3, 4 and 5.

Certain Relationships and Related Transactions

Dr. Hayes provides certain consulting services to NaPro. NaPro and MediScience Associates are parties to a consulting agreement (the "MediScience Agreement") whereby Dr. Hayes, who is President and Chief Operating Officer of MediScience, provides NaPro with consulting services in a variety of areas, including clinical research planning, strategic positioning and regulatory guidance. NaPro makes quarterly payments to MediScience under the MediScience Agreement in the amount of $12,500 for such services. Dr. Hayes is obligated to provide consulting services to NaPro under the MediScience Agreement indefinitely, but the MediScience Agreement is terminable by NaPro or MediScience at any time with 90 days prior written notice.



Compensation Committee Report on Executive Compensation.

The report of the Compensation Committee of the Board of Directors (the "Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that NaPro specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Goals. The Committee implements NaPro's executive compensation policies. NaPro is committed to executive compensation policies that promote and support NaPro's goals and that inspire executives to make a significant contribution to the financial success of NaPro. NaPro's overall compensation philosophy for executive officers has the following objectives: (1) the attraction and retention of qualified personnel whose participation is important to the short-term and long-term success of NaPro; and (2) the creation of a mutual interest between executive officers and stockholders that permits executive officers to share in the risks and rewards of strategic decision-making.

NaPro has established its executive compensation policies using the above objectives as its foundation. The Committee's current practice is to review the compensation of each of the corporate officers. The Committee also administers all annual bonuses and equity based incentive compensation including grants of stock options and restricted stock. The following describes the three primary components of NaPro's current executive compensation program.

Base Salary. For 2000, the base salary compensation of NaPro's Chief Executive Officer, Mr. Shaykin, and certain other senior executives, was determined by the Committee after reviewing independent surveys and other publicly available information on market competitive total direct compensation for certain senior executive officers based on specific industries and revenue sizes. The Compensation Committee believes that the current base salaries of NaPro's executive officers are appropriate.

Annual Bonus. In 2000, a bonus in the form of cash was paid to each executive officer. The bonuses are as follows: Leonard Shaykin was paid a bonus in the amount of $133,000; Sterling Ainsworth was paid a bonus in the amount of $100,000; Patricia Pilia was paid a bonus in the amount of $100,000; Gordon Link was paid a bonus in the amount of $67,000; and David Denny was paid a bonus in the amount of $67,000.

Equity-based Incentives. NaPro considers equity-based incentives to be an integral part of executive compensation. The Committee believes that the grant of restricted stock awards, stock options and other awards pursuant to the 1993 Stock Option Plan, 1994 Long-Term Performance Incentive Plan, and 1998 Stock Option Plan has been, and will continue to be, an effective method for the creation of a mutual interest between NaPro's employees and NaPro's stockholders. During 2000, stock options were granted to eight executive officers. These grants were recommended to the Committee by the Chairman of the Board and the President. Factors considered in granting stock options include recommendations made to the Committee by the Chairman of the Board and the President of NaPro as well as the Committee's own subjective evaluation of the individual executive's performance and the performance of NaPro taking into account the goal and overall compensation philosophy stated above. The recommendations of such grants to the Committee and the Committee's approval of such recommendations were also based upon independent surveys and other publicly available information for senior executive officers based on specific industries and revenue sizes.

For 2000, the total compensation (including bonuses and equity-based incentives) of NaPro's Chief Executive Officer, Mr. Shaykin, and other senior executives, was assessed in light of such executives' performance and the progress of NaPro. Factors taken into account included the achievements by NaPro toward the filing of an Abbreviated New Drug Application with the U.S. Food and Drug Administration, steps taken toward securing a marketing partner for Europe and other steps taken by NaPro to support the manufacture, registration, and marketing of NaPro's primary product, paclitaxel.

On April 16, 2001, the Compensation Committee made certain grants of NaPro stock options to NaPro Executive Officers which are subject to shareholder approval, as such grants require amendment of the existing 1994 Plan. As part of its decision for allocation of stock options for 2001, the Compensation Committee has determined that if the 1994 Plan amendments are approved by stockholders and the April 16 grants are therefore ratified, vesting of these stock options shall be based on the performance of NaPro's stock price over a certain time period. Additionally, if these performance based grants are ratified and approved, the Compensation Committee has determined that no additional NaPro common stock options shall be granted to NaPro Executive Officers for two years from April 16, 2001 unless, within the two year period, 66% of the shares granted on April 16, 2001 have vested, based on favorable performance of NaPro's stock price.




Compensation Committee

      Richard Perle, Chair
      Edward Erickson
      Robert Pollack
      April 18, 2001





Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors reviews NaPro's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Committee consists of not less than three directors, all of whom meet the independence and other requirements of the Audit Committee Policy of the NASD. The Board of Directors has adopted a written charter for the Committee, which is below.

The Committee has reviewed with management and the independent auditor, Ernst & Young LLP, the audited 2000 financial statements and the interim financial results. In addition to its reviews, the Committee met once in 2000 and once to date in 2001 with the independent auditor. The meetings were designed to facilitate and encourage private communication between the Committee, management and the independent auditor. The meetings included discussion and further review of the financial statements, the interim financial results and the matters required to be discussed by Statement of Auditing Standards No. 61. The independent auditor also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Committee has discussed with the independent auditor, the auditor's independence from NaPro. The Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Fees for the last annual audit were $78,000; all other fees from the independent auditor were $58,000, including audit related services of $20,000 and nonaudit services of $38,000. Audit related services generally include fees for accounting consultations and SEC registration statements. Nonaudit services primarily relate to income tax services provided.

The Audit Committee

      Marc J. Ostro, Chair
      Edward L. Erickson
      Richard N. Perle
      April 18, 2001

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that NaPro specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                           NaPro BioTherapeutics, Inc.
                             Audit Committee Charter

I.  Purpose

The primary purpose of the Audit Committee (the "Committee") of NaPro BioTherapeutics, Inc. ("NaPro") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of NaPro's financial reporting process, including the overview of the financial reports and other financial information provided by NaPro to any governmental or regulatory body, the public or other users thereof, NaPro's systems of internal accounting and financial controls, and the annual independent audit of NaPro's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of NaPro and the power to retain outside counsel, auditors or other experts for this purpose.

The Board and the Committee are in place to represent NaPro's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

II.  Membership

Effective by the date required by the Audit Committee Policy of the National Association of Securities Dealers (the "NASD"), the Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of that policy.

Accordingly, all of the members will be directors:

1. Who have no relationship to NaPro that, in the opinion of the Board, may interfere with the exercise of their independence from management and NaPro; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III.  Responsibilities and Duties

The Committee's job is one of oversight and it recognizes that NaPro's management is responsible for preparing NaPro's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditor, have more time, knowledge and more detailed information on NaPro than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to NaPro's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1. The Committee shall provide an open avenue of communication between the outside auditor, financial and senior management and the Board.

2. The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

3. The Committee shall meet at least annually with the outside auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

4. The Committee shall review with management and the outside auditor the audited financial statements to be included in NaPro's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

5. As a whole, or through the Committee chair, the Committee shall review with the outside auditor NaPro's interim financial results to be included in NaPro's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to NaPro's filing of the Form 10-Q.

6. The Committee shall discuss with management and the outside auditor the quality and adequacy of NaPro's internal controls.

7.  The Committee shall:

    a. request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and NaPro consistent with Independence Standards Board Standard Number 1;

    b. discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence; and

    c. recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

8. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

9.  The Committee shall:

    a. report Committee actions to the Board with such recommendations as the Committee may deem appropriate; and

    b. prepare a letter for inclusion in the proxy statement that describes the Committee's composition and responsibilities, and how they were discharged.

10. The Committee shall perform such other functions consistent with this Charter, NaPro's bylaws and governing law as the Board deems necessary or appropriate.

Stock Price Performance Graph

The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that NaPro specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares the cumulative return of NaPro's common stock against the Total Return Index for the NASDAQ Market (U.S.) and a peer group which is comprised of the companies listed on the NASDAQ Pharmaceutical Stock Index. The cumulative return presented is based upon an initial investment of $100 over the period December 3, 1994 through December 29, 2000. The stock price performance on the graph is not necessarily an indicator of future price performance. The cumulative return of NaPro's common stock is based upon its initial public offering price of $5.00 and the last reported sale price of the common stock as reported on the NASDAQ National Market System on December 29, 2000, the last trading day of 2000 ($8.4844). The indices assume the reinvestment of all dividends.
[GRAPHICS OMITTED]



                     December        December        December       December        December       December        December
                     30, 1994        29, 1995        31, 1996       31, 1997        31, 1998        31,1999        29, 2000
NaPro (NPRO)             $100         $156.25         $177.08         $41.67          $23.44         $47.92         $141.41

Nasdaq Market            $100         $141.33         $173.89        $212.98         $300.34        $558.15         $335.83
(U.S.)

Peer Group               $100         $183.46         $184.02        $190.17         $242.08        $455.01         $565.96
(Nasdaq
Pharmaceutical
Index)

Proposal 2: Amendments to the 1994 Long-Term Performance Incentive Plan

Description of Proposed Amendments

Contingent upon approval by the stockholders, the Board of Directors has adopted amendments to the 1994 Plan which shall increase the maximum number of shares of common stock issuable as awards under the 1994 Plan from 3,875,000 to 5,200,000; provide for the automatic grant of non-qualified stock options to purchase 7,500 shares of NaPro common stock to members of the Research and Development Committee of the Board of Directors upon their initial appointment to the RDC; and provide for an automatic grant of non-qualified stock options to purchase 3,000 shares of NaPro common stock to members of the RDC who continue service on the RDC after an annual meeting of NaPro's stockholders; and increase the maximum number of shares subject to one or more Awards that can be granted to any participant in one taxable year of the Company from 200,000 to 400,000 shares.

Reasons for Proposed Amendments

As of April 25, 2001, stock options have been granted under the 1994 Plan to purchase a total of 3,130,966 shares. With grants made during 2000 and 2001 (some of which are subject to stockholder approval of the amendment), there are 19,034 shares left for issuance under the 1994 Plan. The Board believes that it is in the best interest of NaPro to increase the number of shares available for awards under the 1994 Plan in order to allow NaPro to grant awards to attract and retain new employees and to further compensate, where appropriate, existing employees whether or not they have previously been granted options under the 1994 Plan. Failure to attract and retain new employees or to compensate existing employees could create a situation in which NaPro is unable to attract and retain sufficiently competent, skilled personnel, and could have a material adverse effect.

In April 2001, the Board of Directors created the RDC which is charged with reviewing NaPro's research and development activities and making recommendations to the full Board of Directors on such matters. The Board believes it is in the best interests of NaPro to compensate the members of this Committee in order to attract and retain the services of Board members and to help maintain continuity of membership. Therefore, it has been proposed that automatic grants of non-qualified stock options be made to members of the RDC upon their initial appointment to the committee and upon their continued service following an annual meeting of NaPro's stockholders. Similar automatic grants are currently authorized in the 1994 Plan for the chairmen of the Audit, Compensation, and Strategic Planning Committees of the Board of Directors.


1994 Long-Term Incentive Plan

In May 1994, NaPro's Board of Directors adopted the 1994 Plan which was subsequently approved by the stockholders of NaPro prior to NaPro's initial public offering in August 1994 and was amended with the approval of stockholders in 2000. The 1994 Plan, as amended, provides for granting to employees and other key individuals who perform services for NaPro ("Participants") the following types of incentive awards: stock options, stock appreciation rights ("SARs"), restricted stock, performance grants and other types of awards that the Compensation Committee deems to be consistent with the purposes of the 1994 Plan. The 1994 Plan also provides non-employee directors with stock option grants according to an established formula and permits the discretionary grant of non-qualified options by the Compensation Committee to non-employee directors under certain circumstances.

The 1994 Plan affords NaPro latitude in tailoring incentive compensation to support corporate and business objectives, to anticipate and respond to a changing business environment and competitive compensation practices and, in the case of options granted to non-employee directors, to strengthen further the non- employee directors' linkage with stockholder interests.

The following summary of the Plan is qualified by reference to the complete text of the Plan which is incorporated herein by reference.

Shares subject to Plan. The 1994 Plan currently allows for the issuance of 3,875,000 shares of common stock as awards. Stockholder approval of Proposal 2 would increase the number of shares of common stock issuable as awards under the 1994 Plan to 5,200,000.

Administration. The Compensation Committee has exclusive discretion to select the Participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 1994 Plan except that the maximum number of shares subject to one or more Awards that can be granted to any participant in one taxable year of the Company is 200,000 shares. Contingent upon approval of Proposal 2, the maximum number of shares subject to one or more Awards that can be granted to any participant in one taxable year of the Company shall be 400,000 shares. The decisions of the Committee are final and binding on all parties. The Committee must be structured at all times so that all of its members are "disinterested directors" as defined in Securities and Exchange Commission Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. With limited exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Compensation Committee, rights to these forms of contingent compensation will be forfeited if a Participant's employment or performance of services terminates within a specified period following the award. Generally, a Participant's rights and interest under the 1994 Plan will not be transferable except by will or by laws of descent and distribution.

Awards. Under the 1994 Plan, Participants are granted incentive awards consisting of stock options, SARs, restricted stock, performance grants and other types of awards.

Stock Options. Participants are granted stock options which may be non-qualified stock options or incentive stock options. Incentive stock options may be granted only to employees. Stock options are rights to purchase a specified number of shares of common stock at a price fixed by the Compensation Committee. The option price may not be less than the fair market value of the underlying shares of common stock on the date of grant provided that the option price for incentive options granted to an employee who owns more than 10% of the common stock must be at least 110% of fair market value of the underlying common stock on the date of the grant. In the case of purchased stock options, a specified number of non-qualified stock options (with an option price as described above) are offered for grant to selected Participants in exchange for a purchase price, specified by the Compensation Committee, which is payable at the time of grant. Options generally expire not later than ten years after the date on which they are granted provided that an incentive option granted to an employee who owns more than 10% of the common stock must expire no more than 5 years after the date of grant. Options become exercisable at such times and in such installments as the Compensation Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash, common stock or the surrender of another outstanding award or any combination thereof) as the Compensation Committee may determine. Federal income tax payable as a consequence of the exercise of such options is borne by the grantee.

The following provisions apply in the event of a Participant's termination of employment or service as a non- employee director. An employee who terminates employment other than for cause may exercise the option for 90 days (or the period determined by the Compensation Committee) after termination of employment. A non-employee director whose service on the Board terminates (other than for cause) may exercise the option for three years (or the period determined by the Committee) after termination of service. If a Participant terminates employment or service on account of disability (as defined in the Plan) or retires under an approved NaPro retirement program, the individual may exercise the option for three years (or the period determined by the Compensation Committee). If a Participant terminates employment or service on account of death, the Participant's executors, administrators, heirs or distributees, as the case may be, may exercise the option for one year after the Participant's death (or the period determined by the Compensation Committee). The Plan provides that, in all cases, an option may be exercised only to the extent that it was vested at the time of termination of employment or service or death unless the Compensation Committee provides otherwise and only during the term of the option. The Plan also provides that if a Participant who terminated employment on account of disability returns to employment or service within three years, the vesting determined by the Compensation Committee and the option term will be extended for a period equal to the period of time the Participant was absent from employment or service on account of the disability; however, the term of an incentive option will not be extended.

SARs. SARs may be granted alone, or a holder of an option or other award may be granted a related SAR, either at the time of grant or by amendment thereafter. Upon exercise of an SAR, the holder must surrender the SAR and surrender, unexercised, any related option or other award, and the holder will receive in exchange, at the election of the Compensation Committee, cash or common stock or other consideration, or any combination thereof, equal in value to (or, in the discretion of the Compensation Committee, less than) the difference between the exercise price or option price per share and the fair market value per share of common stock on the last business day preceding the date of exercise, times the number of shares subject to the SAR or option or other award, or portion thereof, which is exercised. SARs terminate when the Participant terminates employment or service except that (1) if the Participant terminates on account of disability or under an approved NaPro retirement program, the Participant may exercise the SAR for three years (or the period determined by the Compensation Committee) after termination and (2) if the Participant dies, the SAR may be exercised for one year (or other period determined by the Compensation Committee) after the Participant's death. The SAR may be exercised only to the extent that it was vested at the time of termination or death unless the Compensation Committee provides otherwise and only during the term of the SAR.

Restricted Stock Awards. A restricted stock award is an award of a specified number of shares of common stock which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Compensation Committee. During the restriction period, the Participant generally has the right to vote and receive dividends on the shares. If the Participant's employment or service terminates prior to the end of the restriction period, the Participant's rights to the restricted stock will terminate, except that if the termination is on account of death, disability, or retirement under an approved NaPro retirement program, the Compensation Committee may cancel the restrictions to any or all shares of restricted stock.

Performance Grants and Other Awards. Performance grants are awards with a final value, if any, that is determined by the degree to which specified performance objectives have been achieved during an award period set by the Compensation Committee, subject to such adjustments as the Compensation Committee may approve based on relevant factors. Performance objectives are based on various measures of performance, including, without limitation, measures of industry, Company, unit or Participant performance, or any combination of the foregoing, as the Compensation Committee may determine. The Compensation Committee may make such adjustments in the computation of any performance measure as it may deem appropriate. A target value of an award will be established (and may be amended thereafter) by the Compensation Committee and may be a fixed dollar amount, an amount that varies from time to time based on the value of a share of common stock, or an amount that is determinable from other criteria specified by the Compensation Committee. Payment of the final value of an award will be made as promptly as practicable after the end of the award period or at such other time or times as the Compensation Committee may determine. If the Participant terminates employment or service before the end of the award period, the award may be canceled or the value of the award may be paid in whole or in part as the Compensation Committee determines. The 1994 Plan permits the grant of any other type of incentive compensation award determined by the Compensation Committee to be consistent with the purposes of the 1994 Plan.

Awards to Non-Employee Directors. The 1994 Plan provides that each person who is not an employee of NaPro or any of its subsidiaries and who (i) is elected or re-elected as a director of NaPro at an annual meeting of NaPro's stockholders,
(ii) continues service as a director of NaPro after an annual meeting of NaPro's stockholders at which the director is not subject to re-election, or (iii) is appointed as a director of NaPro in accordance with its Bylaws following an annual meeting of NaPro's stockholders (each, an "Eligible Director"), will receive, on the next business day following each such election or appointment, a non-qualified option to purchase a specified number of shares of NaPro's common stock. Currently, non- employee directors are entitled to receive an option for 10,000 shares of NaPro's common stock under such automatic provisions. The 1994 Plan also provides for automatic annual grants of options to purchase 10,000 shares of NaPro's common stock to the chair of the Audit, Compensation and Strategic Planning Committees of the Board of Directors. If elected at an annual meeting of stockholders, each option then granted to a non-employee director will have an option price equal to the fair market value of NaPro's common stock on the date of grant, will become exercisable in full on the later of six months following the grant date or the business day next preceding the date of the annual meeting of NaPro's stockholders immediately following the date of the grant. All such options will have a term of 10 years from the date of grant. The 1994 Plan also provides for the discretionary grant of non-qualified options by the Compensation Committee to non-employee directors under certain circumstances.

Contingent upon approval of Proposal 2, the 1994 Plan shall also provide for an automatic grant of options to purchase 7,500 shares of NaPro common stock to each member of the RDC upon his or her appointment to the RDC, and an automatic grant of non-qualified stock options to purchase 3,000 shares of NaPro common stock to a member who continues service on the RDC after an annual meeting of NaPro's stockholders.

Liquidation; Changes in Control; Mergers. Upon the liquidation or dissolution of NaPro, all outstanding awards under the 1994 Plan will terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Compensation Committee. Upon certain events, including (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act but excluding NaPro and any subsidiary and any employee benefit plan sponsored or maintained by NaPro or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of NaPro representing 25% or more of the combined voting power of NaPro's then outstanding securities; (ii) individuals who at the beginning of any 12-month period constituted the Board ceasing for any reason other than death to constitute a majority of such Board; or (iii) approval by NaPro's stockholders of a transaction involving the acquisition of NaPro by an entity other than NaPro or any subsidiary through purchase of assets, by merger, or otherwise, (A) any SARs and any options will become immediately exercisable in full; (B) restrictions and deferral limitations applicable to any restricted stock and other awards payable in shares of common stock will lapse and become immediately exercisable in full; (C) generally, outstanding performance grants will become vested and will be paid out based on the prorated target results for the awards period in question unless the Committee provides otherwise before the change in control; and (D) generally, the value of all outstanding options, SARs, restricted stock, performance grants and any other type of award payable in shares of common stock will be cashed out.

Amendment and Termination. The Board may amend or suspend the 1994 Plan in whole or in part at any time provided that stockholder approval is obtained where failure to obtain such approval would adversely affect the compliance of the 1994 Plan with Rule 16b-3 under the Exchange Act and with other applicable law. The 1994 Plan terminates upon the earlier of (1) the adoption of a Board resolution terminating the Plan, or (2) ten years from June 16, 1994, unless extended for up to an additional five years by action of the Board of Directors. No amendment or termination of the Plan may materially affect any rights of a Participant with respect to any award without the written consent of the Participant except where, in the Compensation Committee's discretion, it determines that significant changes in the Participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, account or cost/benefit conditions have had or will have a substantial effect on the performance of NaPro or any of its subsidiaries or affiliates.

Federal Income Tax Consequences of the Grant and Exercise of Options Under the 1994 Plan. The tax consequences applicable to NaPro and to a Participant in the 1994 Plan in connection with options granted to a participant are complex and depend, in large part, on the surrounding facts and circumstances. The following brief summary of certain significant United States federal income tax consequences under existing law of the 1994 Plan is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Under the Code, the grant of a stock option does not result in taxable income to the optionee or any tax deduction to NaPro. However, the transfer of common stock of NaPro to an optionee upon exercise of an option may or may not give rise to taxable income to the optionee and tax deductions to NaPro, depending upon whether or not the option is an incentive stock option or non-qualified option.

In general, a Participant will not recognize any income upon the exercise of an incentive stock option, and NaPro will not be entitled to a tax deduction on account of such exercise. However, a Participant could be subject to the alternative minimum tax upon exercise for the year in which the option was exercised. If the Code requirements relating to the holding periods for stock acquired on exercise of an incentive stock option have been satisfied, a Participant who acquires common stock upon the exercise of his or her incentive stock option will recognize any gain or loss realized upon the sale of such stock as capital gain or loss, but NaPro will not be entitled to any tax deduction on account of such sale. If such holding period requirements are not satisfied with respect to such stock acquired on exercise of an incentive stock option, the sale of the stock will result in ordinary compensation income being recognized by the Participant in an amount equal to the excess, with certain adjustments, of the fair market value of the underlying stock on the date of exercise, or, if less, the sale price over the option price and NaPro will be entitled to a tax deduction in the same amount, assuming that the compensation amounts satisfy the ordinary and necessary expense and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code. Any additional gain realized by such Participant on such a sale of his or her stock will be a capital gain. If the total amount realized upon such a sale is less than the exercise price of the incentive stock option, the difference will be a capital loss to such Participant.

In the case of a non-qualified option, a Participant generally will recognize ordinary compensation income upon the exercise of such option in the amount equal to the excess of the fair market value of the underlying stock on the date of exercise over the option price, and NaPro will be entitled to a tax deduction in the same amount, assuming that the compensation amounts satisfy the ordinary and necessary expense and reasonable compensation requirements for deductibility and that the deduction is not limited to Section 162(m) of the Code. In the case of employees, the compensation income is subject to wage withholding. If, however, the sale of common stock of NaPro at a profit would subject the Participant to liability under Section 16(b) of the Exchange Act, the Participant will recognize compensation income equal to the excess of (i) the fair market value of such common stock on the earlier of the date that is six months after the date of exercise or the date the Participant can sell the common stock without liability under Section 16(b) over (ii) the exercise price. The Participant can make an election under Section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. A Participant will recognize as capital gain or loss any profit or loss realized on the sale or exchange of any such shares disposed of or sold.

Under Section 162(m) of the Code, NaPro may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of NaPro or any one of the other four highest paid executive officers employed by NaPro on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by NaPro's stockholders, is not subject to this limitation on deductibility. NaPro has structured the stock option and SAR portions of the 1994 Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The 1994 Plan allows the Committee discretion to award restricted stock and other stock-based awards that are intended to be qualified performance-based compensation. Bonuses and other compensation payable in stock under the 1994 Plan are not intended to qualify as performance-based compensation.

New Plan Benefits

The future benefits or amount that will be received by executive officers and other employees of NaPro under the 1994 Plan are not determinable, as grants to such persons are determined in the discretion of the Compensation Committee and the Board of Directors. However, the Compensation Committee has authorized the following option grants to be effective upon approval of Proposal 2.

                                                 New Plan Benefits

Options to purchase 795,000 shares of common stock to be granted effective upon approval of Proposal 2

Name/Title                                 Shares         Granted Date     Price         Vesting          Expire
---------------------------------------------------------------------------------------------------------------------
Leonard Shaykin                         187,500           4/16/01          current          *             4/16/11
     Chairman of the Board                                                 market
     Chief Executive Officer                                               price upon
     Director                                                              approval

Sterling Ainsworth                       75,000           4/16/01          current          *             4/16/11
     President                                                             market
     Vice Chairman of the Board                                            price upon
     Chief Scientific Officer                                              approval
     Director

Patricia Pilia                          100,000           4/16/01          current          *             4/16/11
     Executive Vice President                                              market
     Director                                                              price upon
                                                                           approval

Gordon Link                             125,000           4/16/01          current          *             4/16/11
     Chief Financial Officer                                               market
     Vice President;                                                       price upon
     President, NaPro Genomics                                             approval


David Denny                              50,000           4/16/01          current          *             4/16/11
     Vice President                                                        market
                                                                           price upon
                                                                           approval

Other Executive Officers                 187,500          4/16/01          current           *            4/16/11
                                                                           market
                                                                           price upon
                                                                           approval

Non-Executive Director Group              70,000          6/22/01          market          Later of.      6/22/01
                                                                           price           6 mons.
                                                                           6/22/01         or next
                                                                                           shareholder
                                                                                           meeting

* The vesting schedule for these shares is based on the performance of NaPro's common stock price on the national market. Vesting shall be determined by a comparison of the closing price of NaPro common stock on June 21, 2001 (the "Base Price") compared with a rolling 20 day average of the closing price of

NaPro's common stock over the period from June 21, 2001 through April 16, 2006 (the "Target Price"). When the Target Price exceeds the Base Price by 30%, then 16.67% of the shares allocated to each individual shall vest. When the Target Price exceeds the Base Price by 60%, an additional 16.67% of the shares shall vest. Similarly, an additional 16.67% of the shares shall vest when the Target Price exceeds the Base Price by 90%; 120%; and 200%. All such shares shall be fully vested, regardless of NaPro's closing stock price, on April 16, 2006.

Vote Required and Board Recommendation

Proposal 2 requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote. Broker non-votes will not be counted in determining whether Proposal 2 has been approved to the extent that brokers are not entitled to vote on the matter without instructions from beneficial owners. If the amendment is not approved by the shareholders, NaPro's 1994 Plan will continue in effect without the proposed amendments.

Management and the Board of Directors recommends a vote FOR this Proposal to approve amendments to the 1994 Long-Term Performance Incentive Plan.

Proposal 3: Ratification of Selection of Independent Auditors

The Board of Directors has selected Ernst & Young LLP as NaPro's independent auditors for the year ending December 31, 2001, and has further directed that management submit this selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP have audited NaPro's financial statements for 2000. Representatives of Ernst & Young LLP who are expected to be present at the Annual Meeting will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Ernst & Young LLP, the Board of Directors will reconsider such selection.

Management and the Board of Directors recommend a vote FOR this Proposal to ratify selection of Ernst & Young LLP as NaPro's independent auditors.

Other Matters

The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

The Board of Directors encourages you to have your shares voted by signing and returning the enclosed proxy. The fact that you will have returned your proxy in advance will not affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy, you have assured your representation at the Annual Meeting. Thank you for your cooperation.

                                       By Order of the Board of Directors,

                                       /s/ Patricia A. Pilia

                                       Patricia A. Pilia
                                       Secretary
Boulder, Colorado
May 28, 2001